NOTICE OF ALLOWANCE (NOA)

ISSUE DATE: Mar 11, 2014

Serial Number: 86080715
Mark: LEVEL 5
Docket/Reference Number: 74526

No opposition was filed for this published application. The issue date of this NOA establishes the due date for the filing of a Statement of Use (SOU) or a Request for Extension of Time to file a Statement of Use (Extension Request). WARNING: An SOU that meets all legal requirements must be filed before a registration certificate can issue. Please read below for important information regarding the applicant's pending six (6) month deadline.

SIX (6)-MONTH DEADLINE: Applicant has six (6) MONTHS from the NOA issue date to file either:

- An SOU, if the applicant is using the mark in commerce (required even if the applicant was using the mark at the time of filing the application, if use basis was not specified originally); OR

- An Extension Request, if the applicant is not yet using the mark in commerce. If an Extension Request is filed, a new request must be filed every six (6) months until the SOU is filed. The applicant may file a total of five (5) extension requests. WARNING: An SOU may not be filed more than thirty-six (36) months from when the NOA issued. The deadline for filing is always calculated from the issue date of the NOA.

How to file SOU and/or Extension Request:
Use the Trademark Electronic Application System (TEAS). Do NOT reply to this e-mail, as e-mailed filings will NOT be processed. Both the SOU and Extension Request have many legal requirements, including fees and verified statements; therefore, please use the USPTO forms available online at http://www.uspto.gov/teas/index.html (under the 'INTENT-TO-USE (ITU) FORMS' category) to avoid the possible omission of required information. If you have questions about this notice, please contact the Trademark Assistance Center at 1-800-786-9199.

For information on how to (1) divide an application; (2) delete goods/services (or entire class) with a Section 1(b) basis; or (3) change filing basis, see http://www.uspto.gov/trademarks/basics/MoreInfo_SOU_EXT.jsp.

FAILURE TO FILE A REQUIRED DOCUMENT OUTLINED ABOVE DURING THE APPROPRIATE TIME PERIOD WILL RESULT IN THE ABANDONMENT OF THIS APPLICATION.

REVIEW APPLICATION INFORMATION FOR ACCURACY

If you believe this NOA should not have issued or correction of the information shown below is needed, you must submit a request to the Intent-to-Use Unit. Please use the 'Post-Publication Amendment' form under the 'POST-PUBLICATION/POST NOTICE OF ALLOWANCE (NOA) FORMS' category, available at http://www.uspto.gov/teas/index.html. Do NOT reply to this e-mail, as e-mailed filings will NOT be processed.

Serial Number: 86080715
Mark: LEVEL 5
Docket/Reference Number: 74526

Owner: Level 5 Beverage Company, Inc

20 Trafalgar Square, Suite 455
Nashua, NEW HAMPSHIRE 03063

Correspondence Address: RAJ ABHYANKER
RAJ ABHYANKER, P.C.
1580 W EL CAMINO REAL STE 8
MOUNTAIN VIEW, CA 94040-2462

This application has the following bases, but not necessarily for all listed goods/services:
Section 1(a): NO Section 1(b): YES Section 44(e): NO

GOODS/SERVICES BY INTERNATIONAL CLASS

005 - Dietary and nutritional supplements; Dietary beverage supplements for human consumption in liquid and dry mix form for therapeutic purposes; Dietary supplement drink mixes; Dietary supplemental drinks; Dietary supplemental drinks in the nature of vitamin and mineral beverages; Nutritional supplements for boosting energy
-- FIRST USE DATE: NONE; -- USE IN COMMERCE DATE: NONE

ALL OF THE GOODS/SERVICES IN EACH CLASS ARE LISTED.

Fraudulent statements may result in registration being cancelled: Applicants must ensure that statements made in filings to the USPTO are accurate, as inaccuracies may result in the cancellation of any issued trademark registration. The lack of a bona fide intention to use the mark with ALL goods and/or services listed in an application or the lack of actual use on all goods and/or services for which use is claimed could jeopardize the validity of the registration, possibly resulting in its cancellation.

Additional information: For information on filing and maintenance requirements for U.S. trademark applications and registrations and required fees, please consult the USPTO website at www.uspto.gov or call the Trademark Assistance Center at 1-800-786-9199.

Checking status: To check the current status of your application, go to Trademark Status and Document Retrieval (TSDR)(http://tsdr.uspto.gov/). Please check the status of any application at least every three (3) months after the application filing date.

To view this notice and other documents for this application on-line, go to http://tdr.uspto.gov/search.action?sn=86080715 . NOTE: This notice will only be available on-line the next business day after receipt of this e-mail.